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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                 Arkansas Lime Company, an Arkansas corporation
                  Colorado Lime Company, a Colorado corporation
                     Texas Lime Company, a Texas corporation
                 U.S. Lime Company-Houston, A Texas Corporation